SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): March 30, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      -----------------------------       ----------------------------
     (State or other jurisdiction of      (IRS Employer Identification
      incorporation or organization)                   No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
     ------------------------------       ----------------------------
      (Address of Principal                         (Zip Code)
        Executive Offices)

              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833



                               NOT APPLICABLE
     (Former name, former address, and formal fiscal year, if changed since last report)

-------------------------------------------------------------------------------
                             ITEM 5:  OTHER EVENTS
-------------------------------------------------------------------------------


La Teko Resources Ltd. announced on March 30, 1998 that it has received notice from Silverado Gold Mines Ltd. ("Silverado") that Silverado wishes to terminate its option to purchase La Teko's Ryan Lode Property, Fairbanks Mining District, Alaska, effective immediately.

The Ryan Lode Property contains previously announced proven and probable reserves of 14.5 million tons grading 0.056 oz. Au per ton with a strip ratio of
3.8 tons of waste per ton of ore, within which is as higher grade core of 4.6 million tons grading .09 oz. Au per ton with a strip ratio of 7.1 tons of waste per ton of ore. During the fall of 1997, Silverado completed a program of 8,855 feet of drilling in 38 drill holes within the area of the known reserve. According to Silverado, this work confirmed the continuity of gold mineralization above .1 oz Au per ton, supporting the concept of a small tonnage, high-grade operation.

La Teko will now examine other options regarding the development of the Ryan Lode Property, either through ongoing development of the property by La Teko or through sale or joint venture to a third party.

In other news, La Teko has closed its option to acquire a 100% interest in the Discovery Gulch property in the Circle Mining District, 100 miles northeast of Fairbanks, Alaska. In order to earn this interest, La Teko must pay the vendors $10,000 in 1998 and $35,000 annually thereafter. Work requirements are $35,000 in 1998, $100,000 in 1998, and increase in $50,000 increments annually thereafter. The option can be exercised upon completion of a feasibility study and payment of $300,000. The vendors retain a 2% NSR.

In 1997, work by La Teko identified a gold-in-soil geochemical anomaly on the Discovery Gulch property, which appears to indicate a mineralized bedrock source. In an area 1,000 feet long and up to 500 feet wide, 44 of the 78 soil samples returned better than 100 parts per billion gold and elevated arsenic values. Plans for the 1998 field season include additional geochemical sampling and trenching, followed by a drilling program, if warranted.


-------------------------------------------------------------------------------
                                   SIGNATURES
-------------------------------------------------------------------------------

      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.

Dated: April 6, 1998                      By /s/ Gerald G. Carlson, President